Exhibit 5.3

44th Floor 1 First Canadian Place Toronto Canada M5X 1B1	Tel 416 863 0900 Fax 416 863 0871 www.dwpv.com

April 20, 2012

Barrick Gold Corporation

Brookfield Place, Canada Trust Tower

161 Bay Street, Suite 3700

Toronto, Ontario

M5J 2S1

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-10 for Barrick Gold Corporation

We have acted as Canadian counsel to Barrick Gold Corporation (the “Registrant”) in connection with the registration statement on Form F-10 (the “Registration Statement”) being filed today by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We acknowledge that we are referred to under the headings “Enforceability of Certain Civil Liabilities”, “Description of the Notes – Enforceability of Judgments” and “Beneficial Ownership of Experts” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP
Davies Ward Phillips & Vineberg LLP